Exhibit 99.1
Alimera Sciences Reports Record Fourth Quarter and Full Year 2016 Financial Results
Fourth Quarter and Full Year Ended 2016 Highlights
•Annual revenue increased 53% for 2016 compared to 2015

•	Record fourth quarter 2016 revenue of $10.7 million represents an 84% increase over fourth quarter 2015

•	Alimera expects its distributors in Italy and the Middle East to further the availability of ILUVIEN in 2017
•Alimera to host conference call on March 2, 2017 at 10:00 AM ET
ATLANTA, March 01, 2017 (GLOBE NEWSWIRE) -- Alimera Sciences, Inc. (NASDAQ:ALIM) (Alimera), a global pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the three months and full year ended December 31, 2016.
"We are pleased with our 53% top line growth in 2016 as compared to 2015 as well as the 84% growth we saw this quarter over the fourth quarter of 2015. We believe this growth reflects the increasing acceptance of ILUVIEN as the best product available to treat diabetic macular edema because it is the only drug therapy that enables the physician to treat the disease consistently every day," said Dan Myers, Alimera's Chief Executive Officer. "Revenue in the U.S., Germany and Portugal grew significantly year over year and we were pleased to see our business rebound in the United Kingdom during the fourth quarter. Additionally, our distributor partnerships in both the Middle East and Italy, as well as the strengthening of our balance sheet, are highlights of our 2016 year and provide a great platform for growth in 2017."
Fourth Quarter and Full Year 2016 Financial Results
Consolidated net revenue increased by approximately $4.9 million, or 84%, to approximately $10.7 million for the three months ended December 31, 2016, compared to consolidated net revenue of approximately $5.8 million for the three months ended December 31, 2015. This increase was driven by increased sales of ILUVIEN in the U.S., Germany and Portugal.
Consolidated net revenue increased by approximately $11.9 million, or 53%, to approximately $34.3 million for the year ended December 31, 2016, compared to consolidated net revenue of approximately $22.4 million for the year ended December 31, 2015. This increase was primarily driven by increased sales of ILUVIEN in the U.S., because of broader acceptance of ILUVIEN in the marketplace.

U.S. net revenue increased by approximately $4.4 million, or 113%, to approximately $8.3 million for the three months ended December 31, 2016, compared to
U.S. net revenue of approximately $3.9 million for the three months ended December 31, 2015. This increase was driven by increased demand for ILUVIEN in the U.S., along with the timing of U.S. distributor orders.
U.S. net revenue increased approximately $10.6 million, or 70%, to approximately $25.8 million for the year ended December 31, 2016, compared to U.S. net revenue of approximately $15.2 million for the year ended December 31, 2015. This increase was attributable to broader acceptance of ILUVIEN in the marketplace and because ILUVIEN was available for sale for the full year ended December 31, 2016. During the year ended December 31, 2015, ILUVIEN was only available following its launch in March of 2015.
International net revenue increased approximately $500,000, or 26%, to approximately $2.4 million for the three months ended December 31, 2016, compared to approximately $1.9 million for the three months ended December 31, 2015. The increase was primarily due to higher sales volume in the United Kingdom, Germany and Portugal compared to the fourth quarter of 2015, offset by decreases in the value of the British pound sterling and the Euro which impacted reported revenue.
International net revenue increased by approximately $1.3 million, or 18%, to approximately $8.6 million for the year ended December 31, 2016, compared to approximately $7.3 million for the year ended December 31, 2015. The increase was primarily attributable to higher sales volumes in Portugal and Germany offset by decreases in sales volume in the United Kingdom and decreases in the value of the British pound sterling and the Euro which impacted revenue.
Consolidated gross profit increased by $4.4 million, or 81%, to $9.8 million for three months ended December 31, 2016, compared with $5.4 million for the three months ended December 31, 2015. Gross margin was 92% and 93% for the three months ended December 31, 2016 and 2015, respectively. Consolidated gross profit increased by $11.3 million or 55% to $32.0 million for the year ended December 31, 2016, compared with $20.7 million for the year ended December 31, 2015. Gross margin was 93% and 92% for the years ended December 31, 2016 and 2015, respectively.
Consolidated research, development and medical affairs expenses for the three months ended December 31, 2016 decreased by approximately $700,000, or 19%, to approximately $2.9 million, compared to $3.6 million for the three months ended December 31, 2015. Consolidated research, development and medical affairs expenses for the year ended December 31, 2016 decreased by approximately $2.4 million, or 16%, to approximately $12.4 million, compared to $14.8 million for the year ended December 31, 2015. The reduction was primarily due to decreases in costs paid to third parties related to potential product enhancements incurred during 2015 and a reduction in ongoing post-marketing scientific communications, medical affairs costs and scientific communication costs as compared to the year ended December 31, 2015. These costs were offset by increased costs associated with maintaining the registration of ILUVIEN in the U.S. and increased pharmacovigilance costs as compared to the year ended December 31, 2015.

Consolidated general and administrative expenses for the three months ended December 31, 2016 increased by approximately $500,000, or 14%, to $4.2 million, compared to $3.7 million for the three months ended December 31, 2015. This increase was attributable to one-time costs related to seeking refinancing and costs associated with Alimera’s decision to close its operations in France. Consolidated general and administrative expenses for the year ended December 31, 2016 increased $1.1 million, or 8%, to approximately $15.3 million, compared to $14.2 million for the year ended December 31, 2015. This increase was related to financing costs and costs incurred with our third party manufacturers of ILUVIEN.
Consolidated sales and marketing expenses increased $300,000, or 4%, to $7.4 million for the three months ended December 31, 2016, compared to $7.1 million reported for the three months ended December 31, 2015. Consolidated sales and marketing expenses increased $1.3 million, or 5%, to $29.4 million for the year ended December 31, 2016, compared to $28.1 million reported for the year ended December 31, 2015. The increase was primarily related to increases in commissions paid to our sales force associated with increased sales.
Alimera's GAAP net loss for the three months ended December 31, 2016 was approximately $5.9 million, compared to approximately $10.7 million for the three months ended December 31, 2015. GAAP basic and diluted net loss per share for the fourth quarter of 2016 was $(0.09) per share on 64,840,394 weighted average shares outstanding, compared with GAAP basic and diluted net loss per share of $(0.24) per share on 44,616,666 weighted average shares outstanding during the fourth quarter of 2015. Alimera's reported GAAP net loss for the year ended December 31, 2016 was approximately $33.2 million, compared to approximately $30.6 million reported for the three months ended December 31, 2015. GAAP basic and diluted net loss per share for the year ended 2016 was $(0.63) per share on 52,801,603 weighted average shares outstanding, compared with GAAP basic and diluted net loss per share of $(0.69) per share on 44,450,216 weighted average shares outstanding during the year ended December 31, 2015. The GAAP net loss and GAAP basic and diluted net loss per share were affected by certain non-cash items, including changes in the fair value of a derivative warrant liability and a loss on early extinguishment of debt.
Non-GAAP adjusted net loss for the three months ended December 31, 2016 was $6.8 million, compared to a non-GAAP adjusted net loss for the three months ended December 31, 2015 of $10.9 million. Non-GAAP adjusted basic and diluted loss per share for the three months ended December 31, 2016 and 2015 were $(0.10) per share and $(0.24) per share, respectively. Net loss for basic and diluted weighted average shares outstanding per share and non-GAAP adjusted net loss per share was based on 64,840,394 weighted average shares outstanding for the three months ended December 31, 2016 and 44,616,666 weighted average shares outstanding for the three months ended December 31, 2015.
Non-GAAP adjusted net loss for the year ended December 31, 2016 was $33.2 million, compared to a non-GAAP adjusted net loss for the year ended December 31, 2015 of $43.9 million. Non-GAAP adjusted basic and diluted loss per share for the three months ended December 31, 2016 and 2015 were $(0.63) per share and $(0.99) per share, respectively. Net loss for basic and diluted weighted average shares outstanding per share and non-GAAP adjusted net loss per share was based on 52,801,603 weighted average shares outstanding for the year ended December 31, 2016 and 44,450,216 weighted average shares outstanding during the year ended December 31, 2015.
Reconciliations of GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per share to non-GAAP adjusted net loss per share are included below in the table titled "Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures."
As of December 31, 2016, Alimera had cash and cash equivalents of approximately $31.0 million.
Conference Call to be Held March 2, 2017
An accompanying conference call will be hosted by Dan Myers, Chief Executive Officer and Rick Eiswirth, President and Chief Financial Officer to discuss the results. The call will be held at 10:00 AM ET, on March 2, 2017. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: March 2, 2017, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences Fourth Quarter and Full Year Ended 2016 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on Alimera's website, www.alimerasciences.com, under "Investor Relations".
About Alimera Sciences
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in aging populations. Alimera's commitment to retina specialists and their patients is manifest in its product and in its development portfolio designed to treat early- and late-stage diseases. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted net loss and non-GAAP adjusted net loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for net loss or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the opportunity for further growth in 2017 for ILUVIEN. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, continued market acceptance of ILUVIEN in the U.S. and Europe, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2015 and Alimera's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC in the first quarter of 2017. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(in thousands)

	December 31,
	2016	2015
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$30,979	$31,075
Restricted cash	31	37
Accounts receivable, net	13,839	9,799
Prepaid expenses and other current assets	2,107	2,696
Inventory, net	446	1,552
Total current assets	47,402	45,159
NON-CURRENT ASSETS:
Property and equipment — at cost less accumulated depreciation	1,787	2,553
Intangible asset, net	20,604	22,549
Deferred tax asset	436	223
TOTAL ASSETS	$70,229	$70,484
CURRENT LIABILITIES:
Accounts payable	$4,986	$4,002
Accrued expenses	3,758	3,911
Derivative warrant liability	188	—
Note payable	—	31,786
Capital lease obligations	191	234
Total current liabilities	9,123	39,933
NON-CURRENT LIABILITIES:
Derivative warrant liability	—	2,815
Note payable — less current portion	33,084	—
Capital lease obligations — less current portion	274	582
Other non-current liabilities	2,162	834
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	649	450
Additional paid-in capital	330,781	299,376
Common stock warrants	3,707	2,747
Accumulated deficit	(377,074)	(343,900)
Accumulated other comprehensive loss	(1,272)	(1,148)
TOTAL STOCKHOLDERS’ EQUITY	25,586	26,320
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,229	$70,484

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)

NET REVENUE	$10,677	$5,823	$34,333	$22,438
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(924)	(469)	(2,344)	(1,762)
GROSS PROFIT	9,753	5,354	31,989	20,676

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,889	3,618	12,375	14,840
GENERAL AND ADMINISTRATIVE EXPENSES	4,184	3,719	15,263	14,190
SALES AND MARKETING EXPENSES	7,360	7,087	29,431	28,090
DEPRECIATION AND AMORTIZATION	685	691	2,767	2,555
OPERATING EXPENSES	15,118	15,115	59,836	59,675
NET LOSS FROM OPERATIONS	(5,365)	(9,761)	(27,847)	(38,999)

INTEREST EXPENSE AND OTHER	(1,336)	(1,103)	(5,178)	(4,693)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(9)	(72)	(40)	(106)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	—	—	(2,564)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	872	198	2,627	13,283
NET LOSS BEFORE TAXES	(5,838)	(10,738)	(33,002)	(30,515)
PROVISION FOR TAXES	(88)	25	(172)	(130)
NET LOSS	$(5,926)	$(10,713)	$(33,174)	$(30,645)
NET LOSS PER SHARE — Basic and diluted	$(0.09)	$(0.24)	$(0.63)	$(0.69)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	64,840,394	44,616,666	52,801,603	44,450,216

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015

GAAP NET LOSS	$(5,926)	$(10,713)	$(33,174)	$(30,645)
Adjustments to net loss:
Loss on early extinguishment of debt	—	—	2,564)	—
Change in fair value of derivative warrant liability	(872)	(198)	(2,627)	(13,283)
NON-GAAP ADJUSTED NET LOSS	$(6,798)	$(10,911)	$(33,237)	$(43,928)

GAAP NET LOSS PER SHARE — Basic and diluted	$(0.09)	$(0.24)	$(0.63)	$(0.69)
Adjustments to net loss:
Loss on early extinguishment of debt	(0.01)	—	(0.05)	(0.30)
Change in fair value of derivative warrant liability	—	—	0.05	—
NON-GAAP NET LOSS PER SHARE — Basic and diluted	$(0.10)	$(0.24)	$(0.63)	$(0.99)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	64,840,394	44,616,666	52,801,603	44,450,216

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016 AND 2015
(in thousands)

	Year Ended December 31, 2016
	U.S.	International	Consolidated
	(unaudited)

NET REVENUE	$25,765	$8,568	$34,333
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,694)	(650)	(2,344)
GROSS PROFIT	24,071	7,918	31,989

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	7,875	4,500	12,375
GENERAL AND ADMINISTRATIVE EXPENSES	9,316	5,947	15,263
SALES AND MARKETING EXPENSES	22,134	7,297	29,431
DEPRECIATION AND AMORTIZATION	2,678	89	2,767
OPERATING EXPENSES	42,003	17,833	59,836
NET LOSS FROM OPERATIONS	(17,932)	(9,915)	(27,847)
OTHER INCOME AND EXPENSES, NET			(5,155)
NET LOSS BEFORE TAXES			$(33,002)

	Year Ended December 31, 2015
	U.S.	International	Consolidated

NET REVENUE	$15,170	$7,268	$22,438
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(792)	(970)	(1,762)
GROSS PROFIT	14,378	6,298	20,676

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	9,712	5,128	14,840
GENERAL AND ADMINISTRATIVE EXPENSES	8,244	5,946	14,190
SALES AND MARKETING EXPENSES	19,777	8,313	28,090
DEPRECIATION AND AMORTIZATION	2,491	64	2,555
OPERATING EXPENSES	40,224	19,451	59,675
NET LOSS FROM OPERATIONS	(25,846)	(13,153)	(38,999)
OTHER INCOME AND EXPENSES, NET			8,484
NET LOSS BEFORE TAXES			$(30,515)

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